NINETEENTH JUDICIAL CIRCUIT OF VIRGINIA

Fairfax County Judicial Center
4110 Chain Bridge Road
Fairfax, Virginia 22030-4009
703-246-2221 • Fax: 703-385-4432 • TDD: 703-352-4139

COUNTY OF FAIRFAX CITY OF FAIRFAX

February 16, 2006

B. Michael Rauh, Esquire
Lawrence S. Sher, Esquire
BLANK ROME, LLP
Watergate Office Building
600 New Hampshire Avenue, NW
Washington, D.C. 20037

Daniel Marino, Esquire
James J. Briody, Esquire
SUTHERLAND ASBILL & BRENNAN LLP
1275 Pennsylvania Avenue, NW
Washington, D.C. 20004

Re: *Azmat Ali v. TeleScience International, Inc., et al.*
At Law No. 218574

Dear Counsel:

This matter is before the Court on Plaintiff Azmat Ali's ("Ali's") Motion to Set Aside the Jury Verdict entered in favor of the defendants, TeleScience International, Inc. ("TeleScience"), and Dr. Brajnandan Sahay and Mrs. Rupa Sahay (collectively "Sahay").

Facts

In May of 2003, TeleScience and Sahay entered into a Settlement Agreement with Ali to settle various disputes between the parties. As part of this Settlement Agreement, TeleScience and Sahay executed a Promissory Note ("Note"). The Note contained a Confession of Judgment provision.

The principal amount of the Note was for $1,050,000 and required TeleScience and Sahay to make to Ali eighty-four bi-monthly payments in equal installments of $12,500. The bi-monthly payments were to be paid on the first and sixteenth day of each

month.[1] Default occurred if "any payment is not made within fifteen days after such payment is due."[2]

The Settlement Agreement contained certain provisions not found in the Note. Section 4 provided that "[i]f TeleScience is sold to, or acquired by a third party prior to the satisfaction of the Note, the balance due on the Note at the time of the sale or acquisition shall be paid in full from the proceeds that [Sahay] receives from the sale or acquisition."[3] Section 5 of the Settlement Agreement further provided that "in the event that Sahay transfers for value any shares of TeleScience, which shares he currently owns, a portion of the proceeds shall be paid to Ali to reduce the indebtedness reflected in the Note."[4]

On September 25, 2003, TeleScience entered into a share exchange agreement with Medical Staffing Solutions, Inc. ("MSSI"), whereby MSSI purchased all of TeleScience's outstanding stock – which was owned by Sahay – in exchange for shares of MSSI stock. There were no cash proceeds from the sale. Thereafter, although Sahay made the October 1, 2003 Note payment, he failed to make the next payment due under the Note on October 16th. The Note provided a fifteen-day cure period – to expire on October 31st – which if not met caused an acceleration of the entire balance due on the Note.

On or about October 28, 2003, Ali's counsel, Mr. B. Michael Rauh, contacted TeleScience and Sahay's counsel, Mr. Daniel Marino, by telephone to inquire about the October 16th payment. He also told Mr. Marino that he had heard that TeleScience had been sold. Mr. Marino told Mr. Rauh he was not aware that TeleScience had been sold, but that he would look into the matter and get back to Mr. Rauh.

On November 3, 2003, after attempting to reach Mr. Rauh by phone, Mr. Marino sent Mr. Rauh an e-mail stating that Dr. Sahay's interest in TeleScience had been transferred to another company, in exchange for shares in that company, which were not being publicly traded. The e-mail also stated that "it appears to me that you were correct [that] the provisions of the Settlement Agreement and Release, signed by Mr. Ali and the Sahays and TeleScience earlier this year have been triggered, specifically Paragraphs 4 and 5."[5] Mr. Marino also wrote that some portion of the proceeds from the exchange

[1] Stipulations of the Parties, Exhibit B, ¶ 2.

[2] *Id.* at ¶ 6.

[3] Stipulations of the Parties, Exhibit A, ¶ 4.

[4] *Id.* at ¶5.

[5] Stipulations of the Parties, Exhibit H.

must be given to Mr. Ali to satisfy the note, which, under its terms, provided for an early payment discount.

The next day, November 4, 2003, Mr. Rauh wrote to Mr. Marino, giving formal notice of default and advising that a confessed judgment would be executed unless "Mr. Ali has received, and accepted, full cash payment of the amounts owed." [6] That same day, MSSI held a Board Meeting, at which it was determined that "Dr. Sahay was required 'to tender a portion of his shares of MSSI to Mr. Ali in full satisfaction of the Note.'"[7]

Subsequently, on November 10, 2003, Sahay tendered a stock certificate to Ali for 2,655,678 shares of MSSI stock, which, according to Sahay, represented the "proceeds" received by Sahay in exchange for the TeleScience stock. Sahay further asserted that the share exchange with MSSI triggered Sections 4 and 5 of the Settlement Agreement, and that the value of the Stock Certificate tendered to Ali satisfied the outstanding balance on the Note.

That same day, November 10, 2003, Ali refused to accept the tender of the MSSI stock certificate. By hand-delivered letter, Ali, through counsel, returned the stock certificate to TeleScience's and Sahay's counsel.

In the hand-delivered letter, Mr. Rauh notified Mr. Marino that "Mr. Ali does not accept shares in MSSI as full payment of the amounts owed under the Agreement."[8] On November 10, 2003, at market close, the value of unrestricted MSSI shares of stock on the NASDAQ was twenty-nine cents per share.

On November 10, 2003, Ali Confessed Judgment against TeleScience and Sahay for $851,875.00, with interest at 12% from October 16, 2003.

Procedural History

On December 1, 2003, TeleScience and Sahay filed a Motion to Set Aside the Confession of Judgment, asserting that the term "proceeds" encompassed more that just cash proceeds, and that the Stock Certificate tendered to Ali satisfied the obligations under the Note. After argument on the motion, the Court took the matter under

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[6] Stipulations of the Parties, Exhibit I.

[7] Defendants' Pre-trial Memorandum, pp. 4-5.

[8] Stipulations of the Parties, Exhibit L.

advisement, and, on February 5, 2004, granted the motion, finding that TeleScience and Sahay had presented a colorable defense so as to be able to proceed to trial on the merits.

By scheduling order, this case was set for a two-day jury trial on November 15 and 16, 2005. Prior to trial, Ali moved for summary judgment, which was denied by the Court[9] on August 12, 2005.

On November 8, 2005, this matter came before this Court for a pre-trial conference. During this hearing, both parties requested that the Court address and decide underlying issues of contract interpretation concerning the Settlement Agreement and the Promissory Note.

The Court, after considering the arguments of counsel made in their pre-trial memoranda and at the pre-trial conference, held that the provision in the Settlement Agreement calling for full payment of the obligation if a sale of TeleScience occurs "does not automatically extinguish the obligations existing under the Promissory Note. The Note, in fact, makes no reference to the potential sale of, or transfer of stock of, TeleScience."[10] The Court further found as follows:

> [TeleScience and Sahay] knew of their continuing obligation to make payments on the Note, because, on October 1, 2003, after the sale of TeleScience had occurred, [TeleScience and Sahay] made a payment on the Note.
>
> Thereafter, the October 16, 2003 payment was not made. Under the specific provisions of the Note, after October 16, 2003, [TeleScience and Sahay] had 15 days in which to cure that late payment; otherwise, default and full acceleration on the Note would occur. No such payment was ever made. Thus, after October 31, 2003, unless [Ali] waived [his] rights under the Note or is estopped from enforcing it, [TeleScience and Sahay] were in default, and payment in full on the Note was due.[11]

Accordingly, the case went forward for a jury trial on the sole issues of whether Ali was estopped from enforcing the Note or waived his rights under it. At the conclusion of TeleScience's and Sahay's evidence at trial, Ali made a motion to strike,[12]

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[9] The Honorable Kathleen H. MacKay.

[10] Order by Judge R. Terrence Ney, November 22, 2005.

[11] *Id.*

[12] TeleScience and Sahay proceeded first because the case was tried on their affirmative defenses of estoppel and waiver. Although counsel repeatedly referred to the hearing to address the issues of estoppel and waiver as a "plea in bar," the "plea in bar" defenses of estoppel and waiver were initially raised in

which the Court took under advisement. The motion to strike was renewed at the conclusion of all the evidence and was also taken under advisement.

After presentation of the evidence from both sides, the case was submitted to the jury for determination.[13] On November 16, 2005, the jury returned a verdict in favor of TeleScience and Sahay. At that time, Ali moved the Court to set aside the jury verdict. The motion was set for oral argument for December 16, 2005.

Standard of Review

It is well-settled that a trial court can only set aside a jury verdict,

> where the verdict is plainly wrong or without credible evidence to support it. If there is a conflict in the testimony on a material point, or if reasonable [persons] may differ in their conclusions of fact to be drawn from the evidence, or if the conclusion is dependent on the weight to be given the testimony, the trial judge cannot substitute his conclusion for that of the jury merely because he would have voted for a different verdict if he had been on the jury.

Shalimar Dev., Inc. v. FDIC, 257 Va. 565, 569-570, 515 S.E.2d 120, 123 (1999) (citing *Lane v. Scott*, 220 Va. 578, 260 S.E.2d 238 (1979)). Here, for both estoppel and waiver, the standard of review for setting aside the jury verdict has a two-fold component.

For estoppel, the "credible evidence" to support the jury's verdict must be "clear, precise, and unequivocal" because that is the mandated standard for estoppel. *See Woodward v. Resource Bank*, 246 Va. 481, 489, 436 S.E.2d 613, 618 (1993) (quoting *Harris v. Criterion Ins. Co.*, 222 Va. 496, 502, 281 S.E.2d 878, 881 (1981). "[T]he party relying on estoppel must prove each element by 'clear, precise, and unequivocal evidence.'" *Harris*, 222 Va. at 502, 881 (quoting *Employers Ins. Co. v. Great American Ins. Co.*, 214 Va. 410, 415, 200 S.E.2d 560, 564 (1973) (quoting *John Hancock Mutual Life Ins. Co. v. Virginia National Bank*, 212 Va. 31, 33, 181 S.E.2d 618, 620 (1971)).

Defendants' Third Affirmative Defense within Defendants' Answer and Grounds of Defense. The defenses were then raised again in Defendants' Memorandum in Opposition to Plaintiff's Motion for Summary Judgment, in Defendants' Pre-trial Memorandum, in Defendants' Memorandum in Response to Issues Arising at the Pre-Trial Conference, in Defendants' Reply to Plaintiff's Post-Hearing Brief on Contract Construction Issues, and in Defendants' Surreply to Plaintiff's Response to Defendants' Post-Hearing Reply Brief.

[13] Counsel for both parties agree that the jury was properly instructed. At the December 16, 2005 hearing on Ali's Motion to Set Aside the Jury Verdict, Mr. Marino reaffirmed his belief that the jury was properly instructed: "A properly instructed jury came to a verdict." December 16, 2005 Hearing Transcript, p. 16.

For implied waiver, the "credible evidence" to support the jury's verdict must be "clear and convincing" because that is the mandated standard of proof for implied waiver:

> In order to promote clarity and uniformity in our jurisprudence, in this case, and in future cases, we will require that a litigant relying on an implied waiver prove the elements of such waiver by clear and convincing evidence.

See Baumann v. Capozio, 269 Va. 356, 361, 611 S.E.2d 597, 597 (2005). "[C]lear and convincing" became the standard of proof for waiver as of April 22, 2005. *See Id.* The distinction between "clear and convincing evidence" and "clear, precise, and unequivocal evidence," however, is without a difference as applied to the facts of this case.[14] Even though the jury was instructed that waiver be proven by "clear, precise, and unequivocal" evidence, the standard utilized by this Court for this Motion is "clear and convincing," the lesser standard.

Estoppel and Waiver

Absent a showing of fraud and deception, the elements necessary to establish equitable estoppel are: (1) a representation was made to a party, (2) upon which the party relied, and (3) the party then changed his position (4) to the party's detriment. *Waynesboro Village, L.L.C. v. BMC Props.*, 255 Va. 75, 82, 496 S.E.2d 64, 68 (1998) (citing T. . . v. T. . ., 216 Va. 867, 872-73, 224 S.E.2d 148, 152 (1976). In accord with these elements, the jury in this case was so instructed.

Waiver "'is the voluntary, intentional abandonment of a known legal right, advantage, or privilege.' Essential elements of the doctrine include both knowledge of the facts basic to the exercise of the right and the intent to relinquish that right." *Baumann*, 269 Va. at 360, 611 S.E.2d at 597 (citing *Fox v. Deese*, 234 Va. 412, 425, 362 S.E. 2d 699, 707 (1987). Here, the jury was instructed that: "[W]aiver occurs when a party intentionally gives up a contractual right which would have been beneficial to him. A waiver may be expressly stated or it may be implied from conduct. A party cannot waive a right unless he has full knowledge of it."[15]

Analysis

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[14] At trial, the jury was instructed on the prior standard for waiver – "clear, precise, and unequivocal evidence," – without objection from either party. The jury found the evidence met this standard. Thus, even though the jury was instructed on the arguably higher standard, without objection, the error is harmless because the jury found in favor of TeleScience and Sahay even based on that higher standard.

[15] Jury Instruction No. 1.

In order to view the evidence in the light most favorable to Sahay, the Court is accepting as true all of TeleScience's and Sahay's evidence and none of Ali's evidence.

By "all of TeleScience's and Sahay's evidence," this means Mr. Marino's recollection of the telephone call of October 28, 2003,[16] because the key to this case lies in the October 28, 2003 conversation between Mr. Marino, TeleScience's and Sahay's lawyer, and Mr. Rauh, Ali's lawyer.[17] At that time, there is no dispute that Sahay had failed to make the October 16, 2003 payment on the Promissory Note.

At the trial, Mr. Marino testified that Mr. Rauh called him and that after some small talk Mr. Rauh asked, "Where is the [October 16, 2003] payment?"[18] Mr. Rauh told Mr. Marino that Mr. Ali had called Mr. Sahay inquiring about the payment and had been told by Mr. Sahay that he had changed banks and that was why the payment was late.

Mr. Marino testified that Mr. Rauh then said "I understand that the company [TeleScience] has been sold" and "if so [Sahay] has to pay everything to us now." Mr. Rauh referenced the provisions in the Settlement Agreement that provided for immediate payment in the event of a sale. He then said that "he [Sahay] would no longer be on a payment plan if the company had been sold".[19]

Mr. Marino said that he did not know anything about a sale. Mr. Rauh replied that "if you had heard you would have told me. You're a gentleman."[20] Mr. Marino said that he would look into what Mr. Rauh had told him and get back to him. That ended the telephone conversation.

Mr. Marino further testified that "I took away from our conversation two things." First, "Where is the payment?" and, second, "If the company had been sold, the [Note] has to be paid in full." Mr. Marino confirmed this testimony at the December 16, 2005

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[16] Mr. Marino was not certain of the exact date of the call but knew that it was the week beginning October 27, 2003. Mr. Rauh testified that the call took place on the 28th. The exact date is inconsequential.

[17] Evidence of reliance – a necessary component of estoppel or waiver – included testimony by Dr. Sahay. However, all of his testimony rested upon Mr. Marino's testimony about his telephone call with Mr. Rauh.

[18] There was no court reporter. The Court took careful notes of all of the testimony, and particularly this testimony, because it is the heart of the case.

[19] Mr. Rauh denied making these last two statements. Notwithstanding, Mr. Marino's testimony that they were in fact made by Mr. Rauh is accepted for the purposes of this Motion.

[20] At the December 16, 2005 hearing, Mr. Marino again explained as follows: "It was like a situation where he was basically saying if this company's been sold and you knew about it, I would think you would tell me because I know you're a gentleman." December 16, 2005 Hearing Transcript, p. 25.

hearing:

> COURT: You later said that you – and I'm quoting you – quote, took away from that conversation two things, unquote. One, where is the payment? Two, if sold, have to pay in full. And I think that's absolutely candid and truthful and – but does that show that Mr. Rauh said no problem with that other payment, don't worry about it?
>
> MR. MARINO: No, your Honor. He did not say those words . . .[21]

Taking Mr. Marino's testimony as entirely true – and the Court commends Mr. Marino for his candor – do Mr. Rauh's statements as set out essentially verbatim amount to "clear, precise, and unequivocal" evidence of estoppel, or, a "clear and convincing" waiver of Ali's right to receive the October 16th payment? The Court finds that they do not.

This is so for six reasons. First, neither Mr. Marino – nor Mr. Rauh for that matter – knew for certain whether or not a sale had occurred. Indeed, Mr. Marino, unlike Mr. Rauh, had not even heard of any sale. That part of the conversation concerning the possibility that there had been a sale – and the triggering consequences *in the event of a sale* – was plainly an inquiry by Mr. Rauh and a response thereto by Mr. Marino.

Second, because neither Mr. Rauh nor Mr. Marino knew whether or not a sale had in fact occurred, Mr. Rauh, regardless of his remarks as related by Mr. Marino, could not have led anyone to believe that he was giving up his client's rights under the Note. His remarks were exactly as stated, "I understand that the company has been sold." "*If so,* he has to pay everything to us now" (emphasis added). Not the obverse, "*he has to pay everything to us now*" regardless of whether or not the company has been sold. The words "*he has to pay everything to us now*" were explicitly conditioned upon the sale of the company, something that neither Mr. Rauh nor Mr. Marino knew to be the case. Mr. Rauh's conditional statement cannot under any reasoning amount to a known and stated relinquishment of rights under the Note.

Third, Mr. Marino conceded that Mr. Rauh never told him that his client needn't make the payment – one which was not only overdue but which if not paid by October 31, 2003 would accelerate the balance due on the Note. Indeed, at the December 16, 2005 hearing, the Court asked Mr. Marino whether he ever testified that Mr. Rauh told him not to worry about making the payment:

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[21] *Id.* at p. 24.

COURT: I would be very very surprised if you were going to testify that Mr. Rauh told you don't worry about making this payment, it's not necessary. And you never testified that Mr. Rauh said that.

MR. MARINO: That's true, your Honor. Mr. Rauh didn't say that – don't worry about this payment.[22]

* * *

MR. MARINO: The words weren't forget the payment schedule, your Honor. The words were we want full payment under the note, not payments. Full payment of the note, not full payments under it – if the company's been sold.

COURT: If the company's been sold.[23]

Fourth, Mr. Marino also conceded that he knew from his communication with Mr. Rauh that Mr. Rauh was concerned about the October 16th payment:

COURT: Why would you take from this conversation – your conversation with him – that he was concerned about the payment if he was giving up the payment?

MR. MARINO: Your Honor, I didn't take that from the conversation.

COURT: That was your testimony. You took away from the conversation two things. One, for his payment. Two, if sold, they'd have to pay in full.

MR. MARINO: Right. That was the – that was the nature of the conversation.

COURT: Right.

MR. MARINO: That's right. And that's what I testified to.[24]

If Mr. Marino believed that Mr. Rauh had waived any rights under the Note he could not have taken away from that conversation the fact that Mr. Rauh wanted the

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[22] *Id.* at p. 14.

[23] *Id.* at p. 26.

[24] *Id.* at pp. 28-29.

October 16th payment. These two understandings cannot coexist. Until a determination had been made as to whether or not TeleScience had been sold, the payment was still due.

This looming failure to cure by Sahay within the few days remaining to cure was a real and genuine problem because of the obvious consequences – acceleration. Yet Mr. Marino did not hear from Mr. Rauh *any* words to the effect that Sahay need not make that payment. Indeed, as stated, and as Mr. Marino testified at the trial, and, as he further confirmed at the December 16, 2005 hearing, the *first* thing he took from the conversation was "Where is the payment?"

Fifth, Sahay knew that the mere sale of TeleScience did not, ipso facto, abrogate his obligations under the Promissory Note.[25] That sale had occurred on September 25, 2003. Yet, he made the October 1, 2003 payment when due. Then, knowing this, he failed to make the October 16th payment, and, of more consequence, the cure payment due before October 31st. Notably absent is any "clear and convincing" evidence that he was relieved of that obligation. To the contrary, the parties provided no language in the Note that would extinguish its obligations other than full payment according to its terms. And yet they did so with full knowledge of the provisions concerning the possible sale of TeleScience contained in the Settlement Agreement. They are bound by their clear intentions.[26]

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[25] The Note, in fact, contains no provisions addressing what was to occur in the event of a sale.

[26] "Ascertainment of the intent of the contracting parties is the cardinal rule in the construction of agreements." *Hall v. MacLeod*, 191 Va. 665, 671, 62 S.E.2d 42, 44 (1950). In ascertaining the parties' intent, courts must consider the plain meaning of the language that the parties used in documents. *Musselman v. The Glass Works, L.L.C.*, 260 Va. 342, 346, 533 S.E.2d 919, 921 (2000); *see also Pollard & Bagby, Inc. v. Pierce Arrow, L.L.C.*, 258 Va. 524, 528, 521 S.E.2d 761, 763 (1999); *Waynesboro Village, L.L.C. v. BMC Properties*, 255 Va. 75, 79-80, 496 S.E.2d 64, 67 (1998). "The reason for this is the court's lack of power to dispense with the obligations of lawful and valid private contracts." *American Standard Homes Corp. v. Reinecke*, 245 Va. 113, 122, 425 S.E.2d 515, 519 (1993) (citing *Fleming v. Bank of Virginia*, 231 Va. 299, 307, 343 S.E.2d 341, 345 (1986) (citations omitted)).

In short, "[t]he parties' contract becomes the law of the case unless it is repugnant to some rule of law or public policy." *Winn v. Aleda Const. Co.*, 227 Va. 304, 307, 315 S.E.2d 193, 194 (1984). Thus, just as it is not the judiciary's role to rewrite statutes and substitute its own judgment for that of the legislature's, *see e.g., Hodges v. Dep't of Soc. Servs. Div. of Child Support Enforcement*, 45 Va. App. 118, 132-133, 609 S.E.2d 61, 68 (2005) ("Courts are not permitted to rewrite statutes. This is a legislative function."); *Crislip v. Commonwealth*, 37 Va. App. 66, 71, 554 S.E.2d 96, 98 (2001) (where the legislature uses words of a plain and definite import, courts cannot put upon them a construction which amounts to a holding the legislature did not mean what it has actually expressed."); and *Moyer v. Commonwealth*, 33 Va. App. 8, 35, 531 S.E.2d 580, 593 (2000) ("[I]t is the duty of the courts to give effect, if possible, to every word of the written law."), courts will not rewrite contracts, but rather will hold the contracting parties to the terms upon which they agreed. *American Standard Homes*, 245 Va. at 122, 425 S.E.2d at 519-520 (citing *The Bank of Southside Virginia v. Candelario*, 238 Va. 635, 640, 385 S.E.2d 601, 603 (1989) (courts cannot make contracts for persons).

Finally, when Mr. Rauh formally declared default by his letter of November 4, 2003, Mr. Marino never responded to it by saying "Wait a minute, you waived that payment in our phone call" or any words to that effect.[27] This omission clearly suggests that such a promise was never made.

The best that can be said for TeleScience's and Sahay's evidence is that upon Mr. Marino's investigation about a sale of TeleScience, after the telephone call with Mr. Rauh, he realized that Mr. Rauh was correct and that the proceeds of that sale needed to be tendered to Ali. By that time, however, the Note was in default. Ali is not estopped from recovering under the Note, nor did Ali waive his right to receive the October 16, 2003 payment, and the Note had accelerated according to its terms. Sahay's tender of the stock thereafter came too late.

Conclusion

In sum, scouring Sahay's evidence for "clear, precise, and unequivocal" evidence of estoppel, or "clear and convincing" credible evidence of a waiver of Ali's rights under the Note, yields none. Given those standards,[28] the jury had no credible evidence upon which to reach its decision. As a result, the verdict of the jury is set aside, and judgment is entered in favor of Ali.

An Order is enclosed.

Very truly yours,

[signature]

R. Terrence Ney

Enclosure

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[27] Even Mr. Marino's November 3, 2003 e-mail doesn't say anything about an *understanding or agreement or waiver* that the October 16, 2003 payment did not have to be made.

[28] *See* cases cited *supra*, pp. 5, 6.